UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2023

ALLARITY THERAPEUTICS, INC.

(Exact name of registrant as specified in our charter)

Delaware	001-41160	87-2147982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 School Street, 2nd Floor, Boston, MA	02108
(Address of Principal Executive Offices)	(Zip Code)

(401) 426-4664

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 19, 2023, Allarity Therapeutics, Inc. (“we,” “our,” or the “Company”) agreed to sell in a public offering an aggregate of 2,869,330 shares of Common Stock of the Company (the “Shares”), pre-funded warrants to purchase up to 7,130,670 shares of Common Stock (the “Pre-Funded Warrants”), and common warrants to purchase up to 10,000,000 shares of Common Stock (the “Common Warrants” together with the Shares, the Pre-Funded Warrants and Common Stock issuable upon exercise of the Common Warrants and the Pre-Funded Warrant, collectively, the “Securities”), at an effective combined purchase price of $0.75 per share and related Common Warrant (the “Purchase Price”), for aggregate gross proceeds of approximately $7.5 million, before deducting placement agents fees and offering expenses payable by the Company (the “Offering”). The Securities were sold pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) with each purchaser identified on the signature pages thereto (each, a “Purchaser”) or pursuant a prospectus which was part of an effective registration statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”). The purchase price of each Pre-Funded Warrant and Common Warrant is equal to the Purchase Price less the $0.001 per share exercise price of each Pre-Funded Warrant. The closing of the Offering (the “Offering Closing”) occurred on April 21, 2023. The Pre-Funded Warrants and Common Warrants are immediately separable and were issued separately in the Offering. Each Pre-Funded Warrant is exercisable for one share of Common Stock.

Subject to certain ownership limitations, the Pre-Funded Warrants and the Common Warrants (the “Warrants”) are exercisable immediately from the date of issuance. The Pre-Funded Warrants have a nominal exercise price of $0.001 per share, which was pre-funded to the Company on or prior to the Initial Exercise Date (as defined in the Pre-Funded Warrants) and, consequently, no additional consideration (other than the nominal exercise price of $0.001 per share) will be required to be paid by the holder to any person to effect any exercise of the Pre-Funded Warrants, and will expire when exercised in full, subject to certain adjustments contained therein. The Common Warrants have an exercise price of $0.85 per share and expire on the five (5) year anniversary of the date of issuance. The exercise price of the Warrants is subject to certain adjustments, including stock dividends, stock splits, combinations and reclassifications of the Company’s common stock. In the event of a fundamental transaction, as described in the Warrants, each of the holders of the Warrants will have the right to exercise its Warrant and receive the same amount and kind of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if such holder had been, immediately prior to such fundamental transaction, the holder of shares of the Company’s common stock issuable upon the exercise of its Warrant. Additionally, in the event of a fundamental transaction within the Company’s control, as described in the Warrants, each holder of the Warrants will have the right to require the Company to repurchase the unexercised portion of its Warrant at its fair value using a variant of the Black Scholes option pricing formula. In the event of a fundamental transaction that is not within the Company’s control, each holder of the Warrants will have the right to require the Company or a successor entity to redeem the unexercised portion of its Warrant for the same consideration paid to the holders of the Company’s common stock in the fundamental transaction at the unexercised Warrant’s fair value using a variant of the Black Scholes option pricing formula. The Purchase Agreement includes customary representations, warranties and covenants by the Company and the Purchasers, and the Company has agreed to provide the Purchasers with customary indemnification under the Purchase Agreement.

Concurrently with the Purchase Agreement, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (“AGP”). AGP acted as the exclusive Placement Agent in connection with the Offering. As compensation, the Company agreed to pay AGP a cash fee equal to 7.0% of the aggregate gross proceeds of the Offering and up to $150,000 in aggregate for all expenses of AGP, including AGP’s legal fees. The Company also agreed to provide the Placement Agent with customary indemnification under the Purchase Agreement.

3i LP Transactions

On April 19, 2023, 3i, LP (“3i”), the sole former holder of our Series C Convertible Redeemable Preferred Stock (the “Series C Preferred Stock”) and outstanding secured promissory notes, and sole holder of our Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and Exchange Warrant (as defined below), provided the Company with a loan for $350,000, which is evidenced by a Secured Promissory Note dated April 19, 2023 (the “April Note”), which requires a mandatory conversion of the principal into 486 shares of Series A Preferred Stock (the “Note Conversion Shares” and together with the April Note, the “Note Securities”) subject to and upon the Offering Closing. Upon the Offering Closing, the Note Conversion Shares were issued to 3i and the April Note was cancelled.

On April 20, 2023, the Company entered into a certain Modification and Exchange Agreement (the “Exchange Agreement”) with 3i pursuant to which the parties agreed to, among other things, subject to the Offering Closing, (i) amend the Certificate of Designations for the Series A Convertible Preferred Stock (the “Amended COD”), which among other things, eliminates the Series A Preferred Stock redemption right and dividend (except for certain exceptions as specified in the Amended COD), and provides for the conversion of Series A Preferred Stock into Common Stock at a conversion price of $0.75 which is equal to the price for a share of Common Stock sold in the Offering, (ii) exchange 50,000 shares of Series C Preferred Stock (the “Series C Shares”) beneficially owned by 3i for 4,027 shares of Series A Preferred Stock (the “Exchange Shares”), (iii) exchange a warrant to purchase common stock issued on December 20, 2021 to 3i (the “Original Warrant”) for a new warrant (the “Exchange Warrant”), which reflects an exercise price of $0.75 (the “New Exercise Price”) and represents a right to acquire 12,603,385 shares of Common Stock (the “New Warrant Shares”). In addition to the satisfaction or waiver of customary and additional closing conditions set forth in the Exchange Agreement, the transactions contemplated by the Exchange Agreement were subject to (a) the occurrence of the closing of the Offering and (b) the filing of the Amended COD with the Secretary of State of the State of Delaware. On April 20, 2023, the closing of the transactions contemplated by the Exchange Agreement occurred and the Exchange Warrant and the Exchange Shares were issued to 3i, and the Original Warrant and the Series C Shares were cancelled.

In addition, the Company entered into a Cancellation of Debt Agreement dated April 21, 2023 (the “Cancellation of Debt Agreement”), which became effective as of the Offering Closing. Upon the Offering Closing, pursuant to the terms of the Cancellation of Debt Agreement, all of the Company’s outstanding indebtedness under the Notes (as defined therein) and the Alternative Conversion Amount (as defined therein) due by the Company to 3i were paid in full. Accordingly, any and all obligations in connection therewith were extinguished without any additional further action on the part of 3i upon payment of $3,347,583.38 in cash from a portion of the proceeds from the Offering. In addition, pursuant to such agreement, 1,550 shares of Series A Preferred Stock (the “Redemption Shares”) beneficially owned by 3i were redeemed in full for a purchase price of $1,652,416.62, which redemption price was paid in cash from the portion of the proceeds from the Offering. The Company also entered into the First Amendment (the “RRA Amendment”) to the Registration Rights Agreement dated May 20, 2023 (the “RRA”), which became effective upon the Offering Closing, to amend certain defined terms under the RRA to include the Exchange Shares, the New Warrant Shares and the Note Conversion Shares.

In addition to the foregoing, the Company and 3i are also parties to (i) a Securities Purchase Agreement dated May 20, 2021 (as amended), relating to the purchase and sale of 20,000 shares of Series A Preferred Stock, and common stock purchase warrants, (ii) the RRA, (iii) a Securities Purchase Agreement and Registration Rights Agreement, each dated February 28, 2023, relating to the purchase and sale of 50,000 shares of Series C Preferred Stock, and (iv) a Secured Note Purchase Agreement dated November 22, 2022 (as amended) and related Security Agreement pursuant to which the Company has issued certain secured promissory notes for an aggregate principal amount of approximately $3 million as of April 19, 2023. 3i also participated in the Offering. In connection with 3i’s participation in the Offering, the Company and 3i entered into a limited waiver agreement (the “Waiver”) pursuant to which 3i confirmed that the transactions contemplated and the related transaction documents in connection with Offering will not give rise to any, or trigger any, rights of termination, defaults, amendment, anti-dilution or similar adjustments, acceleration or cancellation under the Investor Documents (as defined therein).

The forgoing descriptions of the Placement Agency Agreement are qualified in their entirety by reference to the form of Placement Agency Agreement previously filed as Exhibit 1.1 to the Company’s registration statement on Form S-1, as amended (File No. 333-270514), and is incorporated herein by reference to this Form 8-K. The foregoing description of the Notes do not purport to be complete and are qualified in their entirety to the Form of Secured Promissory Note (2023) previously filed as Exhibit 10.3 to the Company’s Form 8-K filed with the SEC on April 12, 2023.

The foregoing descriptions of the Pre-Funded Warrants, the Common Warrants, the Exchange Warrant, the Purchase Agreement, the April Note, the Exchange Agreement, the Cancellation of Debt Agreement, the RRA Amendment and the Waiver, do not purport to be complete and are qualified in their entirety to the respective agreement, each filed hereto as Exhibits 4.1, 4.2, 4.3, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 respectively, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information relating to the Note Securities under Item 1.01 in this Form 8-K is incorporated herein by reference.

The offer and sale of the Note Securities were made to an accredited investor in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended (the “Securities Act”) as provided in Rule 506(b) of Regulation D promulgated thereunder. The offering of the Note Securities was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering of the Note Securities.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure set forth in Item 5.03 below is hereby incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures relating to the Exchange Agreement and the transactions contemplated thereto in Item 1.01 above are hereby incorporated herein by reference.

On April 21, 2023, in connection with the transactions contemplated under the Exchange Agreement, the Company filed an Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock of the Company (the “Amended and Restated Series A COD”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”). The Amended and Restated Series A COD eliminates the Series A Preferred Stock redemption right and dividend (except for certain exceptions as specified therein), and provide for the conversion of Series A Preferred Stock into Common Stock at a conversion price equal to the price for a share of Common Stock sold in the Offering.

The information set forth herein is qualified in its entirety by reference to the complete text of the Amended and Restated Series A COD, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock of Allarity Therapeutics, Inc.
4.1	Form of Pre-Funded Warrant
4.2	Form of Common Warrant
4.3	Warrant to Purchase Common Stock
10.1	Securities Purchase Agreement
10.2	Secured Promissory Note
10.3	Modification and Exchange Agreement
10.4	Cancellation of Debt Agreement
10.5	First Amendment to Registration Rights Agreement
10.6	Limited Waiver Agreement
104	Cover Page Integrative Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

	By:	/s/ James G. Cullem
James G. Cullem
Chief Executive Officer

Dated: April 25, 2023